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                                DATED 18 May 1997




                           VISUAL ACTION HOLDINGS PLC



                                      -and-



                                 PANAVISION INC








                                    AGREEMENT

                          for the sale and purchase of
                              the share capital of
                      VISUAL ACTION HOLDINGS (N.Z.) LIMITED



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DATED:  18 May 1997

PARTIES:

1 "Vendor"          VISUAL ACTION HOLDINGS PLC (registered number 3054629) whose registered office is at Unit 27, 12 Taunton Road, The
                    Metropolitan Centre, Greenford, Middlesex UB6 8UQ;

2 "Purchaser"       PANAVISION INC (a corporation incorporated under the laws of the State of Delaware, United States of America) whose principal office is at 6219 De Sota Avenue, Woodland Hills,
                    California.

1          Definitions

1.1 Unless the contrary intention appears, the definition and interpretation provisions in the Main Agreement (as defined below) apply equally to this agreement. In addition the following definitions apply:

              FIFA                                 Film    Facilities    Limited
                                                   registered   in  New  Zealand
                                                   with company number  AK115253
                                                   whose registered office is at
                                                   27  Napier  Street,  Freemans
                                                   Bay, Auckland, New Zealand.

              Group Company                        Visual Action NZ and FIFA.

              Main Agreement                       the agreement  made on  the
                                                   same  day  as  this
                                                   agreement between the Vendor,
                                                   Panavision Europe Limited and
                                                   the  Purchaser   pursuant  to
                                                   which    Panavision    Europe
                                                   Limited agrees to acquire and
                                                   the Vendor agrees to sell the
                                                   Shares.

              Visual  Action  NZ  Shares           the  100 issued  shares in
                                                   the capital of  Visual
                                                   Action NZ issued for  a
                                                   consideration  of  NZ $100.

              Visual Action  NZ                    Visual Action Holdings (N.Z.)
                                                   Limited registered in





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                                                   New  Zealand with company
                                                   number AK802868 whose
                                                   registered office is at
                                                   27  Napier  Street,  Freemans
                                                   Bay, Auckland, New Zealand.

2          Agreement for sale

           Subject to the terms and conditions of this agreement, the Vendor shall sell with full title guarantee and the Purchaser shall purchase the Visual Action NZ Shares free from all liens, charges and encumbrances and with all rights attaching to them, with effect from Completion.

3          Purchase consideration

           The total purchase consideration for the Visual Action NZ Shares shall be (pound)900,000 of the total consideration payable under clause 3.1 of the Main Agreement, which shall be paid in the United Kingdom in accordance with the provisions of clause 4.4 of the Main Agreement.

4          Completion

4.1 Completion shall take place simultaneously with and is conditional upon Completion of the Main Agreement. At Completion all the transactions mentioned in clauses 4.2 to 4.8 shall take place.

4.2 At Completion, the Vendor shall deliver (or procure the delivery) to the Purchaser's Solicitor in New Zealand:

           4.2.1 transfers of the Visual Action NZ Shares to the Purchaser and/or its nominee duly executed by the Vendor in registrable form;

           4.2.2 the share certificates for the Visual Action NZ Shares or a statutory declaration by a director of Visual Action NZ that no share certificates have been issued for Visual Action NZ;

           4.2.3 evidence of the passing by the board of directors of Visual Action NZ of a valid resolution approving the transfers of the Visual Action NZ Shares and

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                      directing that the name of the Purchaser and/or its
                      nominee be entered in the register of members of Visual Action NZ upon the production of the transfers to Visual Action NZ duly executed;

           4.2.4 a waiver in writing of the pre-emptive rights conferred upon John Barry Group Pty Limited under the articles of association of FIFA in respect of the change in control of the majority shareholder of FIFA, being Visual Action NZ;

           4.2.5 the resignation in the Agreed Form of Robert Ellis as a director of Visual Action NZ;

           4.2.6 the resignation in the Agreed Form of the auditors of Visual Action NZ and FIFA.

4.3 At Completion there shall be delivered to the Purchaser's solicitor in New Zealand;

           4.3.1 copies of the leases held by FIFA in respect of the properties listed in the Property Schedule;

           4.3.2 all documents of title relating to investments and assets owned by Visual Action NZ and FIFA (if any);

           4.3.3 copies of the statutory records of each of Visual Action NZ and FIFA, the current cheque books, bank mandates together with current statements of the bank accounts of Visual Action NZ and FIFA with a reconciliation to the close of business on the day falling 2 Business days before Completion and the appropriate forms to amend, in such manner as the Purchaser may require, the mandates given to the relevant bank.

4.4 At Completion, there shall be delivered by the Purchaser's solicitor in New Zealand to the Vendor's solicitor in New Zealand a letter of comfort addressed to the Bank of New Zealand in the form attached to this agreement.

4.5 Immediately after Completion a shareholders meeting of Visual Action NZ and FIFA (either in person or by written resolution) shall be held at which such persons as the Purchaser nominates are appointed as directors.



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           4.5.1      Immediately after the shareholders  meeting referred to in
                      Clause 4.5 a board meeting of Visual Action NZ (either in person or by written resolution) shall be held at which the resignations referred to in clauses 4.2.5 and 4.2.6 are submitted and accepted.

4.6 Immediately after the shareholders meeting referred to in clause 4.5 a board meeting of FIFA (either in person or by written resolution) shall be held at which the resignation referred to in clause 4.2.6 is submitted and accepted.

4.7 The Purchaser may waive any requirement of the Vendor contained in clauses 4.2, 4.3, 4.4, 4.5, 4.6 or 4.7 or may waive any requirement on condition that the Vendor gives, on Completion, a written undertaking to the Purchaser in such form and substance as the Vendor and Purchaser may agree.

5          Main Agreement

5.1 The following clauses in the Main Agreement shall be incorporated into this agreement and shall apply insofar as they are relevant to Visual Action NZ and FIFA: 7 (warranties by the Vendor); 16
           (assignment and successors); 17 (announcements); 18 (costs); 19 (communications); 20 (variation); 21 (failure to exercise rights), 22 (further assurance), 23 (invalidity), 24 (counterparts), 25 (access to information) 27 (proper law) and schedules 2 and 3.

5.2 For the avoidance of doubt, it is agreed that "the relevant VAT legislation" in clause 15.15 in Schedule 2 of the Main Agreement shall include goods and services tax.

6          Purchaser's warranty

6.1 The Purchaser warrants both at the date of this Agreement, and at Completion, that it has obtained all consents necessary under New Zealand law for it to purchase the Visual Action NZ Shares, including (without limitation) any consents required under the Commerce Act 1986 or the Overseas Investment Act 1973.

Executed as an agreement under hand on the date of this document.



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                                PROPERTY SCHEDULE

Property            Date of Lease    Term of Lease        Rent        Tenant
--------            -------------    -------------        ----        ------

27  Napier Street,  17 May 1996    9  years  from 17    NZ$230,000    Film
Freemans                           May 1996             and 12.5%     Facilities
Bay, Auckland,                                          goods and     Limited
New Zealand.                                            services
                                                        tax p.a


26  Wright Street,  17 May 1996    9  years from 17     NZ$110,000    Film
Wellington New                     May 1996             and 12.5%     Facilities
Zealand.                                                goods and     Limited
                                                        services
                                                        tax p.a





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SIGNED by Jeffrey J. Marcketta

duly authorised for and on behalf of
                                        /s/ Jeffrey J. Marcketta
PANAVISION INC                        ..........................................



SIGNED by Robert K. Ellis

duly authorised for and on behalf of
                                       /s/ Robert K. Ellis
VISUAL ACTION HOLDINGS PLC            ..........................................




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